Exhibit 10.53

INDEMNITY

This Indemnity (this “Indemnity”) is made as of March 6, 2003, by Vivendi Universal Entertainment LLLP, a Delaware limited liability limited partnership (“VUE”), in favor of Universal City Development Partners, Ltd., a Florida limited partnership (“UCDP”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the

Consultant Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, UCDP, as successor to Universal City Florida Partners, and Diamond Lane Productions, as successor-in-interest to Steven Spielberg (the “Consultant”), are parties to an agreement, dated as of January 20, 1987 (the “Consultant Agreement”), relating to the Consultant's rendering of services as a creative consultant in connection with the Florida Project;

WHEREAS, the Consultant Agreement provides that the Consultant receive certain payments for serving as a consultant to the Comparable Project known as Universal Studios Japan (the “Japan Project”) as well as other Comparable Projects;

WHEREAS, VUE beneficially owns 50% of UCDP and is a party to a contribution agreement, dated as of May 7, 2002, whereby VUE agreed to assume, among other things, certain liabilities relating to the recreation businesses of UCDP, including the guarantee of the performance by UCDP of its obligations to the Consultant under the Consultant Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which VUE hereby acknowledges, VUE hereby covenants and agrees as follows:

Section 1. Indemnity.

(a) VUE hereby agrees to indemnify, defend and hold harmless UCDP from and against any out-of-pocket expenses, liability or loss incurred by it during the Term of this Indemnity and related to a “Consultant Claim.” A “Consultant Claim” is a claim made by the Consultant which claim arises solely under the Consultant Agreement, but only to the extent that it relates to (i) the Japan Project or (ii) any other Comparable Project. For purposes of clarity, no facility owned or controlled by UCDP is a “Comparable Project” for purposes of this Section 1(a).

(b) UCDP shall give VUE written notice as promptly as practicable (but in no event later than ten days after receiving notice) of the assertion by the Consultant of any Consultant Claim, provided that the failure to provide such notice shall not relieve VUE from its obligations hereunder unless and to the extent that such failure results in the loss by VUE of material rights or defenses. Upon receipt of such written notice, VUE shall promptly (but in no case later than 30 days after receiving the notice from UCDP) notify UCDP that it will assume responsibility for such claim as a Consultant Claim, or notify UCDP that such claim is not a Consultant Claim. On VUE’s assumption of responsibility for a Consultant Claim, VUE shall have the sole and exclusive power to direct and control the defense of, and shall have the sole and exclusive right to settle or compromise, such Consultant Claim and VUE shall not be liable to

UCDP for any attorneys’ fees or other expenses incurred by UCDP after such assumption of liability in connection with the defense of such Consultant Claim. UCDP shall, upon VUE's request, execute all papers reasonably required and shall take all actions reasonably necessary to secure the rights of VUE, including the execution of such documents necessary to enable VUE to assert in the name of UCDP such rights, claims, counterclaims or defenses that UCDP would be or would have been permitted to assert against such Consultant Claim. In addition, UCDP shall use all reasonable efforts to make available to VUE such assistance and cooperation in support of VUE's defense as VUE may reasonable request, including making available any personnel or any books, records or other documents within UCDP's control or which UCDP otherwise has the ability to make available that VUE reasonably believes is necessary or appropriate for such defense.

(c) If UCDP shall receive any amounts of insurance proceeds or any other monies from a third party in connection with any Consultant Claim, then such monies shall be promptly paid to VUE.

(d) VUE shall not take any action which would prevent UCDP from delivering the notice required under Section 1(b) hereof.

Section 2. Amendments. Neither VUE nor UCDP may amend or waive any provision of this Indemnity and no consent to any departure by such party therefrom shall in any event be effective unless the same shall be in writing and signed by the other party hereto, and in the case of UCDP approved by the Parks Advisory Board (or the comparable successor body) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 3. Notices. All notices, requests, claims, demands or other communications by either party hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission or by internationally recognized courier to the recipient at the following address or facsimile number:

VUE:	Vivendi Universal Entertainment LLLP 100 Universal City Plaza Universal City, California 91608 Attention: General Counsel Facsimile: (818) 866-3444

with a copy to:	Munger, Tolles & Olson LLP 355 South Grand Avenue 35th Floor Los Angeles, California 90071 Attention: Ruth E. Fisher Facsimile: (213) 687-3702

:

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UCDP:	Universal City Development Partners, Ltd. 1000 Universal Studios Plaza Orlando, Florida 32819-7610 Attention: Vice President, Legal Affairs Facsimile: (407) 363-8219

All such notices, requests, claims, demands or other communications will (i) if delivered by facsimile transmission, be deemed given upon electronic confirmation of receipt and (ii) if delivered personally or by internationally recognized courier, be deemed given upon actual receipt by the General Counsel of VUE.

Section 4. No Waiver; Remedies. No failure on the part of either VUE or UCDP to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5. Continuing Indemnity; Assignments. This Indemnity is a continuing indemnity and shall remain in full force and effect from the date hereof to the date, if ever, on which the Consulting Agreement is terminated or there are no Comparable Projects for which UCDP might be liable, directly or indirectly (such period, the “Term”). This Indemnity shall (a) be binding upon VUE and its successors and permitted assigns and (b) inure to the benefit of and be enforceable by UCDP and its successors and permitted assigns. Neither VUE nor UCDP may assign or otherwise transfer any of its rights or obligations under this Indemnity without the prior written consent of the other party hereto.

Section 6. No Third-Party Beneficiaries. The terms and provisions of this Indemnity are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 7. Dispute Resolution. Any controversy, claim or dispute arising out of or related to this Indemnity, or the interpretation, performance or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties, shall be resolved according to the procedures set forth in Annex A hereto, which shall constitute the sole and exclusive dispute resolution mechanism hereunder; except that a claim for equitable relief may only be filed in and heard before the United States

District Court for the Central District of California or, if that court lacks subject matter jurisdiction, only in and before the Superior Court of the State of California for the County of Los Angeles. A party need not comply with the informal dispute resolution and mediation requirements of Annex A before filing a claim for equitable relief.

Section 8. Governing Law. This Indemnity shall be governed by the laws of the State of California applicable to contracts made within, and to be performed in, the State of California.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Indemnity as of the date first above written.

VIVENDI UNIVERSAL ENTERTAINMENT LLLP

By:	/s/ Karen Randall
	Name:	Karen Randall
	Title:	Executive Vice President

Agreed and acknowledged on this March 6, 2003 by Universal City Development Partners, Ltd.
By:	Universal City Florida Holding Co. II,
as General Partner
	By:	Universal City Property Management II LLC, as General Partner.
		By:	/s/ Catherine Roth
			Name:	Catherine Roth
			Title:	Vice President
		By:	Blackstone UTP capital partners
L.P., Blackstone UTP Capital
Partners A L.P., Blackstone UTP
Offshore Capital Partners L.P. and
Blackstone Family Media
Partnership III L.P.,
as General Partners

By:	Blackstone Media Management Associates III L.L.C., as General Partner of each of the foregoing entities
	By:	/s/Howard Lipson
Name:
Title:

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ANNEX A

DISPUTE RESOLUTION

VUE and UCDP are referred to herein as the “Parties” and individually as a “Party”.

1. Exclusive Procedures. Any controversy, claim or dispute arising out of or related to this Indemnity, or the interpretation, performance or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties (a “Dispute”), shall be resolved according to the procedures set forth in this Annex A. These procedures constitute the sole and exclusive dispute resolution mechanism to resolve all Disputes and no other procedure, including, without limitation, litigation in court, may be used except as expressly provided in this Indemnity or the following paragraphs. Each Party’s promise to resolve all Disputes as set forth herein is given in consideration for the other Parties’ like promise.

Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any provision of this Indemnity), that may not be arbitrated pursuant to applicable law may be heard in a court of competent jurisdiction in Los Angeles County, California. If a Party believes in good faith that all or part of a Dispute, or any claim for relief or remedy sought, is not subject to arbitration under then-prevailing law, then it may bring such a claim in arbitration, and the arbitrator shall have the jurisdiction to determine whether the matter is arbitrable (which decision shall be appealable to the panel of arbitrators pursuant to Section 4.C(v) below), unless then-prevailing law requires a court to determine arbitrability. If then-prevailing law requires a court to determine arbitrability, then a Party may seek a determination to that effect from an appropriate court, except that no such action may be brought unless the Party has first complied with the informal dispute resolution requirements of Section 3 below. If the arbitrator or court determines that the matter is not arbitrable or that the remedy sought is not available in arbitration, then the specific matter or request for remedy in question may be resolved by the court without a jury, and the Parties hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any Party against any other Party or Parties with respect to any matter arising out of, or in any way connected with or related to, this Indemnity or any portion hereof, whether based upon contractual, statutory, tortious or other theories of liability. All other matters and claims for relief shall be subject to arbitration as set forth herein.

2. Confidentiality. The details and/or existence of any Disputes, any informal meetings and arbitration proceedings conducted hereunder, and any discovery taken in connection with any arbitration, shall be kept strictly confidential and shall not be disclosed or discussed with any third party (excluding a Party’s attorneys, accountants, and other agents and representatives, as reasonably required in connection with any Dispute resolution procedure hereunder), except as otherwise required by law. In the event that any Party receives a subpoena or other request for information from a third party for such confidential information, the recipient shall promptly notify the other Party and shall provide such Party with the opportunity to object to the production of its confidential information.

3. Informal Dispute Resolution. The Parties shall attempt, whenever possible, to discuss and resolve any Disputes on an informal basis, in order to avoid the expense and delay associated with arbitration. A Party invoking these dispute resolution procedures shall deliver a notice to the other Party (a “Dispute Notice”) of the claims it intends to bring and the relief sought, including sufficient details regarding the factual, contractual or other legal bases for the Party's claim as reasonably required to enable the Party receiving the Dispute Notice to evaluate the claim and respond thereto.

Upon delivery of a Dispute Notice, the Parties shall promptly schedule one or more meetings (the first meeting to be held within five days of delivery of the Dispute Notice), to discuss and attempt in good faith to resolve all Disputes described in the Dispute Notice(s). Such meetings shall be attended by the Parties or their representatives with full authority to settle the Disputes at issue.

All offers, promises, conduct and statements, whether oral or written, made in the course of the Parties’ attempt to informally resolve a Dispute, whether made by the Parties, their agents, employees, experts or attorneys, shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation, arbitration (including, without limitation, arbitration pursuant to the following section hereof) or other proceeding.

4. Arbitration.

A. Initiation. If the Parties are unable to resolve one or more Disputes on an informal basis as contemplated by Section 3, a Party may initiate a binding arbitration proceeding for the final resolution of such remaining Dispute(s) by delivering a notice to the other Party(ies) (an “Arbitration Notice”) describing the Dispute(s) to be arbitrated. An Arbitration Notice can be delivered at any time after ten days from delivery of a Dispute Notice or, in the case of a request for provisional remedies (including injunctive relief), at any time after the delivery of a Dispute Notice. Within fifteen days of receiving an Arbitration Notice, the receiving Party may deliver its own Arbitration Notice, specifying additional Disputes to be submitted to arbitration. If more than one Dispute is to be arbitrated, the subject matters of the various Disputes need not be related to each other. There shall also be no requirement that Disputes or claims that would be considered either compulsory or permissive counterclaims under any law or rule of procedure must be made or resolved in a single arbitration proceeding. Nothing in this Section 4.A shall relieve, amend or constitute a waiver of the Parties’ obligations under Section 3.

B. Arbitrator/Place of Arbitration. The arbitration, which shall take place in Los Angeles County, shall be administered by the Los Angeles office of JAMS/Endispute (“JAMS”), or any successor thereof, in accordance with the JAMS Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”), except as otherwise provided herein. The arbitration shall be held before and decided by a single neutral arbitrator (the “Arbitrator”). The Arbitrator shall be a person familiar with complex business transactions and litigation, selected in accordance with the JAMS Rules. The arbitration hearing shall commence no later than sixty days after the delivery of an Arbitration Notice, unless the Arbitrator for good cause sets a later date.

C. Arbitration Procedures. The following procedures shall apply to the arbitration. To the extent that any issue is not addressed herein, the appropriate provisions of the JAMS Rules shall apply.

(i) Discovery. The Parties shall be entitled to undertake discovery in the arbitration as determined by the Arbitrator; provided, that, such discovery shall be limited to (a) five witness depositions plus the depositions of any expert designated by the other Party, (b) thirty interrogatories, (c) thirty document requests and (d) ten requests for admissions. The Arbitrator shall have the authority to hear and rule upon all discovery motions and, in connection therewith, to award sanctions as appropriate in accordance with then-prevailing California law.

(ii) Motions. The Arbitrator shall have the authority to schedule, hear and determine any and all motions (including prehearing and posthearing motions), including, without limitation, motions to dismiss, for judgment on the pleadings, and for summary judgment or adjudication on any or all of the claims, issues or facts in dispute, and shall do so on the motion of any Party.

(iii) Remedies. Upon motion of a Party, the Arbitrator shall have the authority, to the extent permitted by law, to enter an interlocutory award granting temporary, preliminary or provisional remedies (including injunctive relief) in order to maintain the status quo pending conclusion of the arbitration proceedings. The Arbitrator shall have the authority in the Award (as defined below) to grant any compensatory and equitable relief he or she deems appropriate, including the award of costs and fees, specific performance, injunctive relief or any other form of equitable relief; provided, that, the Arbitrator may not award special, incidental, consequential or punitive damages. To the extent that applicable law does not permit an arbitrator to enter injunctive or any other equitable relief, any aggrieved Party may apply to any court of competent jurisdiction in the County of Los Angeles for such relief, but a court may not award any monetary relief whatsoever.

(iv) Award. The Arbitrator shall render a written award (the “Award”) no later than thirty days after the end of the hearing or after completion of any post-hearing briefing that the Arbitrator shall order or permit, whichever is later. The Award shall completely dispose of all Disputes submitted to the Arbitrator and shall include findings of fact and conclusions of law. In all his or their substantive (as opposed to procedural or discovery-related) rulings, the Arbitrator and Appeal Panel shall apply the law specified in the choice of law provision of this Indemnity.

(v) Appellate Review. The Parties agree that any Award, including an Award rendered following remand after appellate review hereunder, shall be subject to review according to the Optional Appeal Procedure of the JAMS Rules, as modified herein. The Appeal Panel shall be composed of three retired judges or justices of any California State or federal court, selected in accordance with the JAMS Rules. The Arbitrator who rendered the Award being reviewed shall not be eligible to serve on the Appeal Panel.

The Appeal Panel may review all issues of fact and law specified in the notice of appeal and any cross-appeal, as if the appeal were being heard and decided by a panel of the California Court of Appeal reviewing a judgment of a California Superior Court in a civil action. The review shall be conducted in accordance with the procedures set forth in the California Code of Civil Procedure and California Rules of Court applicable to appeals from judgments in general commercial cases from California Superior Courts to the California Courts of Appeal. After briefing and any oral argument by the Parties that the Appeal Panel deems necessary, the Appeal Panel shall render a written decision, which may affirm or reverse the Award in whole or in part and may note any specific evidence that the Arbitrator should consider or other actions to be taken upon remand, if necessary. At the conclusion of any post-appeal proceedings before the Arbitrator that are required by the Appeal Panel’s decision, the Arbitrator shall issue a new Award, which shall be subject to appeal hereunder.

D. Binding; Notice of Final Award; Confirmation. The Arbitrator's Award, as modified, if applicable, following one or more appeals pursuant to Section 4.C(v) above, shall become final and fully binding upon the Parties (the “Final Award”) after the expiration of any applicable time limit in which to appeal expires without a Party invoking the appellate review process (the “Final Award Date”). The Parties shall have thirty days from the Final Award Date in which to perform all obligations applicable to them under the Final Award. If a Party fails to perform any obligation under the Final Award within such thirty day period, then the other Party may apply to any court of competent jurisdiction in the County of Los Angeles for confirmation of the Final Award.

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